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                                                                 Exhibit 10.15

                               SECOND AMENDMENT
                                      OF
                          HILTON HOTELS RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1987)

         WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan (the "Plan"); and

         WHEREAS, the Internal Revenue Service ("IRS") has requested certain changes to the Plan in order for the IRS to issue favorable determination letters with respect to the Participating Employers under the Plan; and

         WHEREAS, it is also desirable to amend the Plan to clarify that fact that (1) the amount of severance pay paid to an Employee, and (2) any period of service attributable to such severance pay, are taken into account under the Plan for purposes of determining such Employee's Compensation, Years of Benefit Service and Years of Vesting Service, respectively, but only if such severance pay is paid in the form of periodic payments; and

         WHEREAS, The Hilton Hotels Pension Committee (the "Committee") and the Board of Directors of the Company have granted the Company the authority to adopt any amendments to the Plan which do not have the effect of increasing the liability of a Participating Employer in a manner which would cause a significant detriment to such Participating Employer; and

         WHEREAS, nothing in this amendment creates a significant detriment or increases the duties of the Committee under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company by Section 8.1 of the Plan, the Plan, as previously amended, be and is hereby further amended, effective as of January 1, 1987 unless otherwise stated below, in the following particulars:

                                *      *      *

         1. Section 1.2 of the Plan is amended by adding the following at the end of the first paragraph of the definition of "Compensation" thereunder:

    "Pursuant to rules adopted and uniformly applied by the Committee, severance pay paid to an Employee upon a Break in Employment shall be considered as Compensation, but only to the extent that such severance pay is paid in the form of


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    periodic payments.  Severance pay paid in the form of a single lump sum shall not be considered as Compensation."


         2. Section 1.2 of the Plan is further amended by revising the last sentence of the definition of "Compensation" thereunder to read as follows:

    "In any case in which such aggregation would produce Compensation in excess of the Maximum Compensation Limitation, the Maximum Compensation Limitation shall be prorated among the affected Participants in proportion to each such Participant's Compensation as determined prior to the application of the Maximum Compensation Limitation."

         3. Section 1.2 of the Plan is further amended by adding the following at the end of the definition of "Eligibility Computation Period" thereunder to read as follows:

    "For purposes of determining whether an Employee has completed 500 or fewer Hours of Service during any Eligibility Computation Period, rules similar to the rules contained in the definition of 'One Year Break in Service Year' shall apply, notwithstanding anything to the contrary contained therein."

         4. Section 1.2 of the Plan is further amended by adding the following subparagraph (g) at the end of the first paragraph of the definition of "Years of Benefit Service" thereunder, to read as follows:

         "(g) Pursuant to rules adopted and uniformly applied by the Committee, the period of service, if any, attributable to severance pay paid to a Participant upon a Break in Employment shall be included in determining such Participant's Years of Benefit Service, but only to the extent that such severance pay is paid in the form of periodic payments. Service attributable to severance pay paid in the form of a single lump sum shall not be included in determining Years of Benefit Service."

         5. Section 1.2 of the Plan is further amended by adding the following subparagraph (f) at the end of the definition of "Years of Vesting Service" thereunder, to read as follows:

         "(f) Pursuant to rules adopted and uniformly applied by the Committee, the period of service, if any,


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    attributable to severance pay paid to an Employee upon a Break in
    Employment shall be included in determining such Employee's Years of Vesting Service, but only to the extent that such severance pay is paid in the form of periodic payments. Service attributable to severance pay paid in the form of a single lump sum shall not be included in determining Years of Vesting Service."

         6. Section B.1 of Appendix B to the Plan is amended by revising subsection (d) of the definition of "Section 415 Compensation" thereunder to read as follows:

         "(d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludible from the gross income of the Employee)."

         7. Section C.2 of Appendix C to the Plan is amended by deleting "402(a)(8)" in the last sentence of subsection (e) thereunder and inserting "402(e)(3)" in lieu thereof.

         8. Effective as of January 1, 1994, Appendix F to the Plan is amended by adding the following Managed Properties at the end thereof:


                                       SPECIAL EMPLOYEE
"NAME OF EMPLOYER                      CLASSIFICATION LIMITATION
-----------------                      -------------------------
Bel Air Hotel                               None
Somerset Hotel                              None
Springhill Lake Hotel                       None
Midwestern Hotel                            None
Standard Financial Group                    None
The Equitable Assurance Co.                 None
Pleasant Travel Service                     None
Airport Center                              None"


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         IN WITNESS WHEREOF, the Company has caused this

amendment to be signed on its behalf by its duly authorized

officer as of the _______ day of __________________, 1996.



                                     HILTON HOTELS CORPORATION



                                     By _______________________


                                     Its ______________________


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